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                                                                    EXHIBIT 10.1
                              FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT

     This First Amendment ("Amendment") to the Agreement ("Employment Agreement"), effective as of June 6, 1994, between Vallen Corporation, a Texas corporation ("Company"), and James W. Thompson ("Employee") is entered into effective as of ___________, 1998. In consideration of their mutual agreements, the Company and Employee agree as follows:

     1. Amendment to Base Salary. Section 3(a) of the Employment Agreement is hereby amended to change the base salary of $190,000 to "$250,000" and the commencement date of June 6, 1994 to "June 1, 1998."

     2. Amendment to Vesting of Options. Section 3(c)(iv) of the Employment Agreement is hereby amended to insert at the end of such subsection the following: "or (C) the date of termination of this Agreement by the Company without "Cause" (as hereinafter defined) or by Employee for "Good Reason" (as hereinafter defined).

     3. Amendment to Severance Provisions. Section 5 of the Employment Agreement is hereby amended to delete the word "or" immediately prior to clause
(e) of the first sentence thereof and to insert at the end of the first sentence the following: "or (f) in the event the Employee elects to terminate his employment with the Company with "Good Reason," as defined below." Section 5 of the Employment Agreement is hereby further amended to delete the third and fourth sentences in their entirety and to replace them with the following:

     "If the Employee's employment with the Company is terminated by the Board of Directors of the Company without Cause, as contemplated by clause (e) of this Section 5, or by Employee for "Good Reason" (as defined hereinafter), and not in connection with a Change in Control Termination, the Company (i) will pay to the Employee (or his estate, heirs or personal representative) $250,000 (or an amount equal to the Employee's annual base salary in effect at the date of such termination) and (ii) all stock options granted under
     Section 3(c) shall immediately vest and become exercisable. If the Employee's employment with the Company is terminated as a result of a Change in Control Termination pursuant to clauses (d) or (e) above, the Company will pay to the Employee (or his estate, heirs or personal representative) $500,000 (or an amount equal to the Employee's annual base salary in effect at the date of such termination). Upon a Change in Control (whether or not followed by a Change in Control Termination), all stock options granted under Section 3(c) shall immediately vest and become exercisable."

Section 5 of the Employment Agreement is hereby further amended to insert at the end of such section the following:

     "Termination by the Employee for "Good Reason" shall mean if the Employee at any time within 6 months following the date of the 1999 annual meeting of stockholders of the Company gives notice of such termination in writing to the Committee and agrees to continue to perform his duties under this Agreement and assist the Board in searching for and transitioning to a new chief executive officer for a maximum period of six months
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     following the date of such notice (with the end of such transition period to be at the sole discretion of the Committee upon 30 days advance notice to Employee), with the effective date of the termination being the last date of such transition period."

     4.  Amendment to "Cause".  The first sentence of the second paragraph of
Section 5 of the Employment Agreement is hereby amended to insert in clause (i) the word "willful" immediately before the word "act" and to insert at the end of such sentence the following phrase: "; provided, however, that Employee shall have 30 days after written notice from the Committee to correct, if possible, the conduct identified by the Committee as covered by clauses (i), (iii) or
(iv)."

     5. Effect. This Amendment is effective only for the specific purposes set forth herein, and except as modified by this Amendment, the Employment Agreement shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first written above.

                                           VALLEN CORPORATION

                                           By:
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                                           Name:
                                                -----------------------------
                                           Title:
                                                 ----------------------------

                                           EMPLOYEE:


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                                           James W. Thompson

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